UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2014 (December 21, 2014)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, New York	10105
(Address of principal executive offices)	(Zip code)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2014, New Senior Investment Group Inc. (“New Senior”), through its wholly owned subsidiary (the “Purchaser”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Purchaser and the Sellers named therein, each of which is an affiliate of Hawthorn Retirement Group LLC (collectively, the “Seller”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Purchaser will acquire 17 independent senior housing facilities (the “Facilities”) from the Seller, either directly or by acquisition of the special purpose entity that owns the applicable Facility, for approximately $435,000,000 in cash, subject to certain customary adjustments and prorations and less any indebtedness secured by the Facilities to the extent assumed by the Purchaser at closing (the “Acquisition”). New Senior expects to fund the purchase price with approximately $135 million of existing cash and to fund the remainder of the purchase price with debt.

The Purchase Agreement also provides, among other things, for: (i) the Purchaser’s right to terminate the Purchase Agreement upon notice to the Seller during the 45 days following the execution of the Purchase Agreement (the “Inspection Period”) if the Purchaser disapproves the assets to be purchased as a result of its investigation during such period; and (ii) the closing of the Acquisition (the “Closing”) to occur on the date that is 30 days after the expiration of the Inspection Period, unless certain conditions precedent have not been satisfied on or before such date, in which case the Purchaser may, at its option, either waive such condition and choose to close the Acquisition or extend the closing date (for a period not to exceed 30 days) to allow sufficient time to satisfy such conditions.

The Facilities are currently leased by the Seller to subsidiaries of Holiday Acquisition Holdings LLC (“Holiday”), and at the Closing such leases will be terminated by the Seller and Holiday. Prior to or concurrently with the Closing, New Senior expects to enter into management agreements with Holiday, pursuant to which Holiday will manage the Facilities following the Closing. Holiday is majority-owned by private equity funds managed by an affiliate of New Senior’s manager.

Item 7.01.	Regulation FD Disclosure.

On December 22, 2014, New Senior issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain items in this Form 8-K (and exhibit hereto) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, New Senior’s expectations with respect to the completion of the Acquisition, including in respect of the satisfaction of the closing conditions contained in the Purchase Agreement; the source of funds used to fund the purchase price for the Acquisition; and the entry by New Senior into management agreements with Holiday relating to the Facilities, which remains subject to the approval of New Senior’s Board of Directors and the completion of the Acquisition. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. New Senior can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Form 8-K (and exhibit hereto). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Form 8-K (and exhibit hereto). New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: December 22, 2014	By:	/s/ Justine A. Cheng
Name: Justine A. Cheng
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 22, 2014.

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